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                                                                      EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Alleghany Corporation:

We consent to incorporation by reference in the Registration Statements No. 33-27598 on Form S-8 and No. 33-55707 on Form S-3 of our reports dated February 28, 1995 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in, or are incorporated by reference in this Annual Report on Form 10-K of Alleghany Corporation for the fiscal year ended December 31, 1994. Our reports refer to the adoption of the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively. We also consent to the reference to our Firm under the headings "Financial Statements" in Registration Statement No. 33-27598 and "Experts" in Registration Statement No. 33-55707.




                                                  KPMG Peat Marwick LLP

                                              /s/ KPMG Peat Marwick LLP




New York, New York
March 17, 1995